UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (May 9, 2018)

ALCOA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania		15212-5858
(Address of Principal Executive Offices)		(Zip Code)

412-315-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, Alcoa Corporation (“Alcoa” or the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Alcoa’s stockholders approved the Alcoa Corporation 2016 Stock Incentive Plan (as Amended and Restated) (the “Equity Plan”).

The Equity Plan is a long-term incentive plan pursuant to which awards may be granted to directors, executive officers, and other employees of Alcoa and its subsidiaries, including stock option awards, stock appreciation rights, restricted shares, restricted share units, performance awards, and other awards. The Equity Plan was amended principally to (a) further enhance the recoupment, or “clawback,” provision thereunder by providing that if Alcoa’s Board of Directors (the “Board”) learns of any violation of Alcoa’s business conduct policies, code of ethics, or similar codes and/or policies that results in significant financial or reputational harm to Alcoa, as determined in the Board’s discretion, then the Board will effect the full or partial cancellation and recovery of awards previously granted to any current or former executive officer, (b) ensure uniform definitions in compensatory arrangements by providing that a change in control will be deemed to have occurred upon the consummation of a complete liquidation or dissolution of Alcoa, and (c) account for the substantial amendments made to Section 162(m) of the Internal Revenue Code by the Tax Cuts and Jobs Act of 2017, by providing greater flexibility to the Board’s Compensation and Benefits Committee (the “Committee”) in designing and implementing performance-based awards that appropriately account for, and are tailored to, Alcoa’s business objectives. It is not possible to determine specific amounts and types of awards that may be granted to officers and employees under the Equity Plan subsequent to the Annual Meeting because the grant and payment of such awards will be subject to the discretion of the Committee. The summary of the Equity Plan is qualified in its entirety by reference to the full text of the Equity Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 9, 2018. Set forth below are the results for each of the matters submitted to a vote of the stockholders.

Item 1. The 12 director nominees nominated by the Board for election to the Board were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Michael G. Morris	126,683,578	877,360	1,911,862	27,009,235
Mary Anne Citrino	126,066,538	1,480,423	1,925,842	27,009,232
Timothy P. Flynn	126,220,761	1,410,217	1,841,822	27,009,235
Kathryn S. Fuller	127,129,576	534,702	1,808,524	27,009,233
Roy C. Harvey	127,370,577	286,598	1,815,624	27,009,236
James A. Hughes	127,198,280	430,951	1,843,566	27,009,238
James E. Nevels	126,128,049	1,508,876	1,835,874	27,009,236
James W. Owens	127,172,998	477,007	1,822,795	27,009,235
Carol L. Roberts	127,243,549	422,500	1,806,753	27,009,233
Suzanne Sitherwood	127,216,432	420,808	1,835,565	27,009,230
Steven W. Williams	127,239,907	399,362	1,833,532	27,009,234
Ernesto Zedillo	126,945,847	540,537	1,986,416	27,009,235

Item 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as Alcoa’s independent registered public accounting firm for 2018 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
155,536,046	612,610	333,379	0

Item 3. The proposal to approve, on an advisory basis, the compensation of the named executive officers for 2017 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
124,043,572	3,426,293	2,002,932	27,009,238

Item 4. The proposal to approve the Alcoa Corporation 2016 Stock Incentive Plan (as Amended and Restated) was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
120,135,567	7,373,079	1,964,150	27,009,239

Item 7.01.	Regulation FD Disclosure.

As previously announced by the Company, Roy C. Harvey, President and Chief Executive Officer, and William F. Oplinger, Executive Vice President and Chief Financial Officer, will participate at the Bank of America Merrill Lynch Annual Global Metals, Mining & Steel Conference in Miami, Florida, on Tuesday, May 15, 2018. The session will be available through a live audio webcast beginning at 4:30 p.m. EDT on Tuesday, May 15, on the “Investors” section of the Company’s website at www.alcoa.com. A copy of the presentation to be used in connection with the conference and investor meetings is available on the “Investors” section of the Company’s website at www.alcoa.com. The Company intends to make future announcements regarding Company developments and financial performance through its website, and investors, the media, our customers, business partners, and others interested in the Company are encouraged to review the information that the Company posts on its website.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

99.1	The Alcoa Corporation 2016 Stock Incentive Plan (as Amended and Restated)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: May 15, 2018	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary

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